                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant /X/

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          THE GREENBRIER COMPANIES, INC.
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

                                       MERRILL CORP.
--------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 11, 2000

                            ------------------------

To Our Stockholders:

    The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the "Company") will be held at 2:00 p.m. on January 11, 2000 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, for the following purposes:

    1.  Electing three directors of the Company;

    2.  Approving the Stock Incentive Plan--2000;

    3. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2000; and

    4.  Transacting such other business as may properly come before the meeting.

    Only holders of the Company's Common Stock at the close of business on November 19, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, for a period of 10 days prior to the meeting, at the offices of the Secretary, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon.

                                          By Order of the Board of Directors,
                                          Kenneth D. Stephens
                                          SECRETARY

Lake Oswego, Oregon
November 29, 1999

--------------------------------------------------------------------------------

 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                         THE GREENBRIER COMPANIES, INC.
                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the "Company") of proxies to be voted at the 2000 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on January 11, 2000 at the Benson Hotel, 309 S.W. Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for approval of the Stock Incentive Plan--2000, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile or electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 29, 1999.

                                     VOTING

    Holders of record of the Company's Common Stock on November 19, 1999, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of October 31, 1999, there were 14,254,632 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,127,317 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors and one of which is comprised of three directors. One class is elected each year for a three-year term. The three nominees for election as directors to serve until the Annual Meeting of Stockholders in 2003, or until their respective successors are elected and qualified, are Alan James, William A. Furman and C. Bruce Ward. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The three nominees for director receiving the highest number of votes will be elected to the Board of Directors.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

    If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. JAMES, FURMAN AND WARD.

    The following table sets forth certain information about each nominee for election to the Company's Board of Directors and each continuing director.

                                                                                                EXPIRATION
                                                                                     DIRECTOR   OF CURRENT
NAME                                 AGE                    POSITIONS                 SINCE        TERM
----                               --------   -------------------------------------  --------   ----------
NOMINEES FOR ELECTION
Alan James(1)                         69      Chairman of the Board of Directors       1981        2000
William A. Furman(1)                  55      President and Chief Executive Officer    1981        2000
                                                and Director
C. Bruce Ward                         69      Chairman of Gunderson, Inc. and          1994        2000
                                                Director
DIRECTORS CONTINUING IN OFFICE
Peter K. Nevitt(2)(3)                 72      Director                                 1994        2001
A. Daniel O'Neal, Jr.                 63      Chairman of Autostack Corporation and    1994        2001
                                                Director
Victor G. Atiyeh(2)(3)                76      Director                                 1994        2002
Benjamin R. Whiteley(2)(3)            70      Director                                 1994        2002

------------------------------

(1) Messrs. James and Furman have entered into a Stockholders' Agreement pursuant to which they have agreed to vote their shares together to elect each other as a director of the Company. See information under the caption Certain Relationships and Related Party Transactions elsewhere in this Proxy Statement.

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

                         ------------------------------

    ALAN JAMES is Chairman of the Board of Directors. Mr. James was President of Greenbrier Leasing Corporation ("Greenbrier Leasing") from 1979 to 1983.
Mr. James has been associated with the Company and its predecessor companies since 1974. Prior to the acquisition of Greenbrier Leasing in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific Financial Corporation. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

    WILLIAM A. FURMAN is President, Chief Executive Officer and a Director.
Mr. Furman has also been Chief Executive Officer of Gunderson, Inc. ("Gunderson") since 1990, Managing Director of TrentonWorks Limited since 1995 and Chairman of the Board of WagonySwidnica S.A. since September 1998.
Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was associated with TransPacific Financial Corporation and FMC Corporation. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

    C. BRUCE WARD is a Director and Chairman of the Board of Directors of Gunderson, a position he has held since 1990. From 1985 to 1989, he was President and Chief Executive Officer of Gunderson, having rejoined Gunderson when he and the Company acquired it from FMC Corporation. Mr. Ward serves as a director of Stimson Lumber Company, a privately-held forest products company.

    PETER K. NEVITT, Director. Mr. Nevitt was President and Chief Executive Officer of Mitsui Nevitt Capital Corporation since it was organized in 1988 through the end of 1996. From 1977 through 1987 he was first President and later Chairman of BankAmeriLease Companies, subsidiaries of BankAmerica Corporation engaged in equipment leasing.

    A. DANIEL O'NEAL, JR., Director. Mr. O'Neal has been Chairman of Autostack Corporation since 1992 and a director of Gunderson, since 1985. He is Chairman of Powertech Toolworks, a computer services company. He is also Chairman of World2Market.com, an internet retail company. From 1973 until 1980, Mr. O'Neal served as a commissioner of the Interstate Commerce Commission, and, from 1977 until 1980 served as Chairman. From 1989 until 1996 he was CEO and owner of a freight transportation services company.

    VICTOR G. ATIYEH, Director. Mr. Atiyeh has been a principal in Victor
Atiyeh & Co., international trade consultants since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. Currently he is also on the board of Key Knife in Tualatin, Oregon and Cedars Bank in Los Angeles, California.

    BENJAMIN R. WHITELEY, Director. Mr. Whiteley is retired Chairman and Chief Executive Officer of Standard Insurance Company, a life insurance company. He served as President and Chief Executive Officer of Standard Insurance Company from 1983 to 1993 and as Chairman and Chief Executive Officer from 1992 to 1994. He served as Chairman of the Board from 1993 to 1998. Mr. Whiteley continues as a director of Standard Insurance Company (now Stancorp Financial Group) and is also a director of Northwest Natural, a utility company, and Willamette Industries, Inc., a forest products company.

    During the year ended August 31, 1999, the Board of Directors held four regular meetings. The Company maintains a standing Audit Committee and Compensation Committee, but does not maintain a standing nominating committee.

    The Audit Committee consists of Messrs. Whiteley (Chairman), Atiyeh and Nevitt. The function of the Audit Committee is to recommend to the Board of Directors the engagement and discharge of the Company's independent auditors; to review the policies and procedures of the Company and management with respect to maintaining the Company's books and records; to review the results of the audit and any other recommendations the auditors may have; and to make such other recommendations to the Board of Directors as it deems appropriate from time to time.

    The Compensation Committee consists of Messrs. Nevitt (Chairman), Atiyeh and Whiteley. The Compensation Committee considers and makes recommendations to the Company's Board of Directors regarding the compensation of the senior executives of the Company; considers, reviews and grants stock options and administers the Company's 1994 Stock Incentive Plan; and considers matters of director compensation, benefits and other forms of remuneration.

    The Audit Committee and the Compensation Committee of the Board of Directors each held four meetings during the Company's year ended August 31, 1999.

                           COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid an annual retainer and a meeting fee of $1,000 per meeting, plus reimbursement of expenses. During 1999 the Board of Directors increased the annual retainer to $24,000. In addition, each non-employee director will receive, immediately following each annual meeting of stockholders, a five-year option to purchase 2,500 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. Such options vest at a rate of 50 percent per year. During 1999, the Company awarded Messrs. Atiyeh, Nevitt and Whiteley each an option to purchase 2,500 shares of the Company's Common Stock at $13.63 per share, the market price on the date of grant. Mr. Whiteley also serves as a director of Gunderson and, as such, receives a meeting fee of $1,000 per meeting, plus reimbursement of expenses. Mr. Nevitt also provides consulting services for the Company. During the year ended August 31, 1999, Mr. Nevitt received consulting fees aggregating $60,000.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    JAMES-FURMAN & COMPANY PARTNERSHIP. Mr. James, Chairman of the Board of Directors, and Mr. Furman, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the "Partnership"), that, among other things, engages in the ownership, leasing and marketing of railcars and other surface transportation equipment and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in 1999 aggregated $768,000. In addition, the Partnership paid the Company fees of $120,000 in 1999 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

    Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars or other surface transportation equipment. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

    A. DANIEL O'NEAL EMPLOYMENT AGREEMENT. Mr. O'Neal has entered into an employment agreement with the Company. The agreement provides for a three year term beginning October 1, 1998 and a base annual compensation of $100,000. During 1999 Mr. O'Neal received from the Company a payment of $100,000 in satisfaction of all obligations owing to him by the Company under his prior employment agreement with Greenbrier Logistics, Inc.

    INDEBTEDNESS OF MANAGEMENT. The largest aggregate amount of indebtedness outstanding at any time to the Company since September 1, 1997 by L. Clark Wood, President of Manufacturing Operations, is $300,000. The amount due from Mr. Wood neither bears interest nor has a fixed maturity.

    OPTION ON PROPERTIES. The Company has granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company and adjacent to property presently owned by Mr. Furman at a purchase price equal to the greater of the Company's adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the Company. The option also includes a right of first refusal in favor of Messrs. James and Furman in the event the Company desires to sell the properties to a third party.

    POLICY. It is the Company's policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    The following table sets forth, for the years ended August 31, 1999, 1998 and 1997, compensation information with respect to the Company's (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers (collectively, "Named Executive Officers"), based on the salary and bonus earned during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION           --------------------
                                               -----------------------------------        SECURITIES
                                                                     OTHER ANNUAL         UNDERLYING          ALL OTHER
             NAME AND                           SALARY    BONUS(1)   COMPENSATION      OPTIONS/SARS(2)      COMPENSATION
        PRINCIPAL POSITION            YEAR       ($)        ($)           ($)                (#)                 ($)
----------------------------------  --------   --------   --------   -------------   --------------------   -------------
Alan James                            1999     240,000    594,141           --                  --                  --
  Chairman of the Board               1998     240,000    700,000           --                  --                  --
                                      1997     200,000     75,000           --                  --                  --

William A. Furman                     1999     480,000    594,141           --                  --              31,961(3)
  President and Chief Executive       1998     480,000    700,000           --                  --               2,500(3)
  Officer                             1997     400,000     75,000           --                  --               2,375(3)

L. Clark Wood                         1999     200,000    250,000           --              25,000             212,186(4)
  President Manufacturing             1998     181,250    245,000           --                  --             136,451(4)
  Operations                          1997     165,000     75,000           --                  --             215,684(4)

Robin D. Bisson                       1999     175,000    287,362           --              25,000              80,899(5)
  Sr. Vice President                  1998     160,000    255,000           --                  --              65,945(5)
                                      1997     155,000    145,000           --                  --              71,916(5)

Norriss M. Webb                       1999     175,000    200,000           --              25,000             282,479(6)
  Executive Vice President and        1998     165,000    200,000           --                  --             225,751(6)
  General Counsel                     1997     155,000    100,000           --                  --             279,618(6)

------------------------------

(1) Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2) Grants of incentive stock options pursuant to the Company's 1994 Stock Incentive Plan.

(3) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Furman and $29,461 in 1999 representing the benefit to Mr. Furman of payment of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Furman's death, termination of employment or cancellation or surrender of the policy.

(4) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $204,000 in 1999, $130,000 in 1998 and $210,000 in 1997 representing the contribution to the Deferred Benefit Plan for the benefit of Mr. Wood including a cash payment made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; and $5,686 in 1999, $3,951 in 1998 and $3,100 in 1997
    representing the benefit to Mr. Wood of payment of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Wood's death, termination of employment or cancellation or surrender of the policy.

(5) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $64,000 in 1999, $56,000 in 1998 and $64,000 in 1997 representing the contribution to the Deferred Benefit Plan for the benefit of Mr. Bisson including a cash payment made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; and $14,541 in 1999, $7,445 in 1998 and $5,200 in 1997
    representing the benefit to Mr. Bisson, of payment of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Bisson's death, termination of employment or cancellation or surrender of the policy.

(6) Consists of the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Webb; $272,000 in 1999, $220,000 in 1998 and $274,000 in 1997 representing the contribution to the Deferred Benefit Plan for the benefit of Mr. Webb including a cash payment made on behalf of Mr. Webb to cover the estimated tax liability resulting from the contribution; and $8,125 in 1999, $3,243 in 1998 and $3,211 in 1997
    representing the benefit to Mr. Webb of payment of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Webb's death, termination of employment or cancellation or surrender of the policy.

    The following table sets forth certain information regarding options granted in 1999 to the Named Executive Officers:

                           FISCAL 1999 OPTION GRANTS

                                                 INDIVIDUAL GRANTS
                                 --------------------------------------------------    POTENTIAL REALIZABLE
                                              % OF TOTAL                                 VALUE AT ASSUMED
                                 NUMBER OF     OPTIONS                                 ANNUAL RATES OF STOCK
                                 SECURITIES   GRANTED TO                              PRICE APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES    EXERCISE OR                      OPTION TERM
                                  OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION   -----------------------
NAME                             GRANTED(1)      1999        ($/SH)         DATE        5% ($)      10% ($)
----                             ----------   ----------   -----------   ----------   ----------   ----------
Alan James                             --         --             --             --          --            --
William A. Furman                      --         --             --             --          --            --
L. Clark Wood                      15,000        2.4%        $13.47       09/24/06     $85,800      $231,000
                                   10,000        1.6%          8.56       03/24/07      40,900        97,900
Robin D. Bisson                    15,000        2.4%         13.47       09/24/06      85,800       231,000
                                   10,000        1.6%          8.56       03/24/07      40,900        97,900
Norriss M. Webb                    15,000        2.4%         13.47       09/24/06      85,800       231,000
                                   10,000        1.6%          8.56       03/24/07      40,900        97,900

------------------------------

(1) No shares may be purchased within the first two years following the effective date of the award. Up to one half of the subject shares may be purchased beginning two years following the effective date of the award. All or any of the subject shares may be purchased at any time beginning five years following the date of the award until expiration of the option.

    The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 1999. No options were exercised by the Named Executive Officers during the year ended August 31, 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                  VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                      OPTIONS AT FY-END              AT FY-END($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Alan James                                             --             --              --             --
William A. Furman                                      --             --              --             --
L. Clark Wood                                      20,000         29,000              --         20,625
Robin D. Bisson                                    27,625         30,000          79,500         20,625
Norriss M. Webb                                    27,000         30,000          79,500         20,625

------------------------------

(1) Calculated based upon the difference between the exercise price and the price of a share of the Company's Common Stock on August 31, 1999. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 1999 was $10.6250.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

    Messrs. James and Furman have entered into employment agreements with the Company dated July 1, 1994 under which they have agreed to serve, respectively, as the Company's Chairman of the Board and President and Chief Executive Officer. The principal terms of such employment agreements are described in the accompanying report of the Compensation Committee of the Board of Directors.

    Mr. O'Neal has entered into an employment agreement with the Company. The principal terms of such employment agreement are described in Certain Relationships and Related Party Transactions.

    Mr. Wood, Mr. Bisson and Mr. Webb participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of such plan are described in the accompanying report of the Compensation Committee of the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE

Board of Directors
The Greenbrier Companies, Inc.

    Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company's most recently completed year: (a) the Company's policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer; and (c) any relationship between such compensation and the Company's performance.

COMPOSITION OF THE COMMITTEE

    The Compensation Committee of the Board of Directors is established pursuant to the Company's Amended and Restated Bylaws. The Committee is charged, among other matters, with considering and making recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the Company; considering, reviewing and granting awards under the Company's 1994 Stock Incentive Plan and administering the Plan; consulting with the Board of Directors of Greenbrier Leasing Corporation regarding awards under Greenbrier Leasing Corporation's Deferred Benefit Plan and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley are the present members of the Compensation Committee.

    The Compensation Committee held four meetings during the Company's
1999 year.

EXECUTIVE COMPENSATION POLICY GENERALLY

    The Company's general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations.

    The Company believes that a significant portion of each employee's compensation should take the form of discretionary bonuses which generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company's employees. Under this policy employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and is subject to approval by the Board of Directors of the applicable subsidiary based primarily upon a subjective evaluation of the subsidiary's results of operations. Within the approved bonus pool, specific bonus allocations to employees are made by management.

    There is no fixed or predetermined relationship between the Company's results of operations and the amount to be allocated to employee or officer bonuses.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation of the Company's Chairman of the Board and of its President and Chief Executive Officer is determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective
July 1, 1994. During 1999, Messrs. Furman and James received base salaries of $480,000 per year and $240,000 per year, respectively. During the course of the year, the Company determined that Mr. Furman is eligible to participate in the split dollar life insurance program, which is available for most officers and senior managers of the Corporation.

    In addition to base salary, Messrs. Furman and James are entitled to receive annual cash bonuses which increase with the Company's return on stockholders' equity. As long as the Company's return on equity is positive, the bonus is required to be at least $100,000. In the event the return on equity is 10%, an additional bonus of $200,000 is earned which increases ratably to $600,000 as the return on equity increases to 18%. If the return on equity exceeds 18%, the Compensation Committee has the authority to approve or recommend an additional bonus in excess of the $600,000. The Corporation achieved a return on defined stockholders' equity for the year ending August 31, 1999 of 15.9%. Accordingly, pursuant to the terms of the agreements, each of Messrs. James and Furman is entitled to an aggregate bonus of $594,141 for the year ended August 31, 1999.

1994 STOCK INCENTIVE PLAN

    Pursuant to the 1994 Stock Incentive Plan (the "1994 Plan"), the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The President and Chief Executive Officer is not eligible to receive awards under the 1994 Plan. The 1994 Plan is administered by the Compensation Committee. Under the 1994 Plan, each of the Company's non-employee directors receives an option to purchase shares of the Company's Common Stock following each annual meeting of stockholders. During 1998, an independent consulting firm was engaged to review and analyze the compensation of the Company's non-employee directors. Based upon the analysis prepared by the consultants, the Board of Directors approved an increase in the number of options awarded annually to non-employee directors from 1,000 to 2,500. Accordingly, each of the Company's three non-employee directors received options in January of 1999 to purchase 2,500 shares of the Common Stock at $13.63 per share. In 1999, the Company awarded options to purchase an aggregate of 617,500 shares of its common stock to employees and consultants under the Plan. The Company has granted options for substantially all of the shares reserved under the 1994 Plan.

STOCK INCENTIVE PLAN 2000

    The Compensation Committee approved in principle and recommended to the Board of Directors the adoption, subject to approval by the Company's stockholders, of a new stock incentive plan, the Stock Incentive Plan--2000 (the "2000 Plan"). The Board of Directors approved and adopted the 2000 Plan, subject to approval of the stockholders at the 2000 Annual Meeting of the Stockholders. No awards were made under the 2000 Plan during 1999.

RETIREMENT SAVINGS PLANS

    The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25% of employee deferrals and contributions for all participants and an additional 10% for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company's Common Stock. The Company does not maintain other retirement or profit sharing plans for executive officers or other employees.

1995 EMPLOYEE STOCK PURCHASE PLAN

    All permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the Stock Purchase Plan to purchase shares of the Company's Common Stock in open market transactions. Beginning June 1, 1996 the Company has made matching contributions to amounts contributed by employees pursuant to the Stock Purchase Plan in amounts equal to 15 percent of the aggregate amounts contributed by employees. During the year ended
August 31, 1999 the Company's matching contributions under the Stock Purchase Plan aggregated $34,145.

DEFERRED BENEFIT PLAN

    The Greenbrier Leasing Corporation Deferred Benefit Plan is administered by the Board of Directors of Greenbrier Leasing Corporation upon consultation with the Compensation Committee. The Deferred Benefit Plan provides for supplemental non-qualified deferred compensation for certain executives of Greenbrier Leasing Corporation. Contributions to the Deferred Benefit Plan are made by January 31 of each year for the prior year and are based upon the consolidated earnings of the Company. In 1999, $451,000 was contributed to the Deferred Benefit Plan based on 1998 consolidated earnings. The contribution for 1999 has not yet been determined. In addition, the Company made a cash payment on behalf of each participant to cover the participant's estimated tax liability resulting from the contribution assuming a 50% combined federal, state and local tax bracket. Upon a change of control (as defined), the Employer will contribute a payment equal to the average allocation for the participant for the prior three Plan Years multiplied by the number of Plan Years from the effective date of the change of control to the participant's normal retirement date.

NON-EMPLOYEE DIRECTOR FEES

    During 1998 the Committee received a report of independent consultants regarding the compensation of non-employee directors, and referred the report to the full Board of Directors. Based upon the consultants report, the Board of Directors increased the annual retainer paid to non-employee directors to $24,000 beginning in 1999.

    The Compensation Committee believes that the Company's executive and employee compensation policies contribute to the long-term financial success of the Company. The Compensation Committee intends to annually review the structure of the Company's executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company's business.

    November 9, 1999

    Peter K. Nevitt, Chairman

    Victor G. Atiyeh

    Benjamin R. Whiteley

PERFORMANCE GRAPH

    The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock, the Dow Jones Transportation Equipment Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 1994 in each of the Company's Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 1999, the end of the Company's 1999 year.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      THE GREENBRIER COMPANIES, INC.  S&P 500  DOW JONES TRANSPORTATION EQUIPMENT
8/94                            100%     100%                                100%
8/95                             76%     121%                                103%
8/96                             69%     144%                                102%
8/97                             79%     203%                                199%
8/98                             97%     219%                                152%
8/99                             68%     307%                                234%

           STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of October 1, 1999, with respect to beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                                              AMOUNT AND NATURE OF   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                          --------------------   --------
Alan James                                                         8,632,700(1)       61.0%(1)
  One Centerpointe Drive
  Suite 200
  Lake Oswego, Oregon 97035

William A. Furman                                                  8,632,700(1)       61.0%(1)
  One Centerpointe Drive
  Suite 200
  Lake Oswego, Oregon 97035

Victor G. Atiyeh                                                       3,300(2)            (3)

Peter K. Nevitt                                                        8,000(2)            (3)

A. Daniel O'Neal, Jr.                                                 23,379(2)            (3)

C. Bruce Ward                                                          8,125(2)            (3)

Benjamin R. Whiteley                                                   7,000(2)            (3)

Robin D. Bisson                                                       30,625(2)            (3)

Norriss M. Webb                                                       28,514(2)            (3)

L. Clark Wood                                                         24,300(2)            (3)

All directors and executive officers as a group (13 persons)       8,766,443(2)       61.8%

Dimensional Fund Advisors Inc.                                       971,300(4)        6.9%
  1299 Ocean Avenue, 11(th) Floor
  Santa Monica, California 90401

------------------------------

(1) The shares shown as beneficially owned include 4,316,350 shares held by Mr. Furman, and 4,316,350 shares held by Mr. James which, pursuant to the terms of a Stockholders' Agreement, will be voted in concert to elect each other as directors and with respect to all other matters put to a vote of the stockholders. Mr. James disclaims beneficial ownership of the shares held by Mr. Furman, and Mr. Furman disclaims beneficial ownership of the shares held by Mr. James. The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust.

(2) The shares shown as beneficially owned include 3,000 shares for Mr. Atiyeh, 3,000 shares for Mr. Nevitt, 18,125 shares for Mr. O'Neal, 5,625 shares for Mr. Ward, 1,000 shares for Mr. Whiteley, 27,625 shares for Mr. Bisson, 27,000 shares for Mr. Webb, 24,000 shares for Mr. Wood and 102,750 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 1999.

(3) Less than one percent.

(4) This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. dated
    February 12, 1999. The reporting person states that beneficial ownership is on behalf of managed accounts of which it serves as investment manager. The reporting person disclaims beneficial ownership of the shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to
Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to 1999 were complied with.

             PROPOSAL NO. 2--APPROVAL OF STOCK INCENTIVE PLAN--2000

    The Board of Directors has adopted, subject to shareholder approval, the Stock Incentive Plan--2000 (the "2000 Plan"). The 2000 Plan is intended to provide a means by which select employees, directors and consultants may be given an opportunity to acquire stock of the Company. The 2000 Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Internal Revenue Code), non-statutory stock options and restricted stock awards, or any combination of the foregoing.

    The following is a summary of the basic provisions of the 2000 Plan. A complete copy of the 2000 Plan is attached as Exhibit A, and the following discussion is qualified by reference to Exhibit A.

SHARES RESERVED FOR PLAN

    One million shares of the Company's authorized Common Stock are reserved for sale to eligible individuals upon the exercise of options granted under the 2000 Plan. No options have been issued under the 2000 Plan. If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the 2000 Plan. Unpurchased Shares reserved for options under the previous 1994 Stock Incentive Plan which options terminate without being exercised will not be available for further awards.

ADMINISTRATION

    The 2000 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") which consists of directors who are not eligible to receive discretionary options under the 2000 Plan. The Committee has the responsibility to construe and interpret the 2000 Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the 2000 Plan. The Committee has the authority, subject to the terms of the 2000 Plan, to determine which persons are eligible for awards and those to whom awards will be granted, the number of shares to be covered by each award, the time or times at which awards will be granted and the fair market value of shares under option.

ELIGIBILITY

    Options may be granted under the 2000 Plan to employees, non-employee directors and consultants of the Company and its affiliates. In determining the persons to whom options will be granted, and the number of shares of the Company's Common Stock to be issued on the exercise of an option, the Committee is required to take into account the nature of services rendered by the individual, their present and potential contributions to the success of the Company and its affiliates, and such other factors as the Committee deems relevant. As of the date of this Proxy Statement, approximately 4,500 officers, directors, employees or consultants of the Company and its subsidiaries are potentially eligible to receive awards under the 2000 Plan.

DIRECTOR OPTIONS

    The 2000 Plan requires that immediately after the close of each annual stockholder meeting commencing with the 2000 annual meeting, the Committee will automatically grant to each person then serving as a non-employee director, including any person who is elected at such meeting, an option to purchase 2,500 shares of Common Stock. The exercise price for such option will be the fair market value on the date the option is granted, and the term of such option will be five years unless terminated earlier by death, disability or resignation of the non-employee director.

AMENDMENTS AND TERMINATION

    Generally, the Board of Directors of the Company may amend, modify, or terminate the 2000 Plan at any time subject to the requirement for stockholder approval of certain material changes. Unless the 2000 Plan is terminated earlier, it will terminate on April 5, 2009, and no option will be granted under the 2000 Plan after that date.

EXPIRATION OF OPTIONS

    No incentive stock option will be exercisable after the expiration of 10 years from the date the option is granted. No incentive stock option will be granted to an individual who owns more than 10 percent of the total combined voting power of all classes of stock of the Company or of any affiliate unless the exercise price is at least 110 percent of the fair market value of the common stock at the time of the grant and the option is exercisable for no more than five years from the date of the grant.

EXERCISE PRICE

    The Committee will determine the exercise price for all options except incentive stock options. The exercise price for incentive stock options will be not less than their fair market value on the date of grant and will be subject to adjustment by the Committee in the event of a reorganization, merger, stock split-up or other increase, decrease or change in number or kind of shares represented by such options.

CHANGES IN CAPITAL STRUCTURE

    In the event of dissolution or a merger, consolidation or plan of exchange affecting the Company, the Committee may provide a 30-day period prior to such event during which holders may exercise all options without limitation. Upon the expiration of such 30-day period all unexercised options will terminate.

RESTRICTED STOCK AWARDS

    The Committee may grant restricted stock under the 2000 Plan. The Committee will establish a restriction period for such grants during which the holder will have rights to receive dividends, vote common stock, and enjoy all other stockholder rights except custody of the stock certificate and transfer rights. Such grants are subject to forfeiture for breach of the terms and conditions of the restricted stock agreement as established by the Committee at the time of such grants.

CERTAIN TAX CONSEQUENCES

    Certain options under the 2000 Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under the federal income tax laws in effect, an option holder will recognize no income upon grant or exercise of an incentive stock option. If an option holder exercises an incentive stock option and does not dispose of the shares acquired within two years of the date of grant and within one year following the date of exercise, the later sale of the shares will qualify for capital gains treatment. If an option holder disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a "disqualifying disposition"), the option holder will recognize compensation income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or
(ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment.

    The Company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee recognizes compensation income.

    Certain options under the 2000 Plan will be treated as "non-statutory stock options" for federal income tax purposes. Under the federal income tax laws in effect as of the date of this summary statement, no income is realized by the holder of a non-statutory stock option until the option is exercised. At the time of exercise, the option holder will recognize ordinary income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. The Company is required to withhold employment taxes on such income. Upon the sale of shares acquired upon exercise of a non-statutory stock option, the option holder will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares of Common Stock present in person or represented by a proxy at the annual meeting is required to approve the 2000 Plan. In determining whether the Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions and broker non-votes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN--2000.

            PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending August 31, 2000. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2000 year.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE
2000 YEAR.

                                 OTHER BUSINESS

    Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

                             STOCKHOLDER PROPOSALS

    To be eligible for inclusion in the Company's proxy materials for the 2001 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission's rules governing such proposals, be received not later than July 24, 2000 by the Secretary of the Company at the Company's principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

    Stockholders may only bring business before an annual meeting if the stockholder proceeds in compliance with the Company's Amended and Restated Bylaws. For business to be properly brought before the 2000 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 2, 1999. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting;
(b) the stockholder's name and address as they appear on the Company's books;
(c) the class and number of shares beneficially owned by the stockholder;
(d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

                            ------------------------

    A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-K WILL BE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO: INVESTOR RELATIONS, THE GREENBRIER COMPANIES, INC., ONE CENTERPOINTE DRIVE, SUITE 200, LAKE OSWEGO, OREGON 97035.

                                          By order of the Board of Directors,
                                          Kenneth D. Stephens
                                          SECRETARY

    November 29, 1999

                                                                       EXHIBIT A
                                     [LOGO]

                           STOCK INCENTIVE PLAN--2000

                                   I. PURPOSE

    The Plan provides a means by which selected Employees, Directors and Consultants of The Greenbrier Companies, Inc. and Affiliates may be given an opportunity to acquire stock of the Company. By means of the Plan, the Company seeks to secure and retain the services of persons who currently are, or may become, Employees, Directors or Consultants, and to provide incentives for such persons to exert maximum efforts on behalf of the Company and its Affiliates. The Plan provides for granting Incentive Stock Options, Non-statutory Stock Options and Restricted Stock Awards, or any combination of the foregoing, as may, from time to time, be appropriate, depending upon the requirements of the Company and the circumstances of the recipient of the Award, as more fully provided in the Plan.

                                II. DEFINITIONS

    The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

   2.01 "1934 ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

   2.02 "ACQUIRING PERSON" means any person or related person(s) which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 promulgated under the Exchange Act, as such Section and Rule are in effect on the date this Plan was initially adopted; PROVIDED, HOWEVER, that the term Acquiring Person shall not include (a) the Company or any Subsidiary, (b) any employee benefit plan of the Company or any Subsidiary, (c) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan, or (d) any person or group which, on the date of adoption of the Plan, held in excess of 25 percent of the outstanding Common Stock.

   2.03  "AFFILIATE" means any Parent or Subsidiary.

   2.04 "AWARD" means, individually or collectively, any Option, Restricted Stock Award or Director Option.

   2.05  "BOARD" means the Board of Directors of the Company.

   2.06  "CHANGE IN CONTROL" means:

        (a) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated pursuant to the Exchange Act as in effect on the date this Plan was initially adopted; PROVIDED that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities; or

        (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's stockholders of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period; or

        (c) There shall be consummated (i) any consolidation, merger or exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

        (d) Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

   2.07 "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

   2.08 "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph 4.01.

   2.09 "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.

   2.10  "COMPANY" means The Greenbrier Companies, Inc., a Delaware corporation.

   2.11 "CONSULTANT" means any person, including an adviser, engaged by the Company or any Affiliate to render services and who does not render such services as an Employee or Director.

   2.12 "DIRECTOR" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

   2.13 "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

   2.14 "ELIGIBLE DIRECTOR" means a Director other than the persons who, on the date of adoption of the Plan, served as Chairman of the Board of the Company or the President and Chief Executive Officer of the Company.

   2.15 "ELIGIBLE DIRECTOR OPTION" means an Award described in Article 9 of the Plan.

   2.16 "EMPLOYEE" means any person (including a Director, if applicable) in an employment relationship with the Company or any Affiliate.

   2.17 "FAIR MARKET VALUE" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported closing bid and asked prices of Common Stock on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

   2.18 "HOLDER" means an Employee, CONSULTANT or a Director who has been granted an Award.

   2.19 "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code.

   2.20 "NON-STATUTORY STOCK OPTION" means a stock option other than an Incentive Stock Option.

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   2.21  "OPTION" means an Award described in Article 7 or 9 of the Plan.

   2.22 "OPTION Agreement" means a written agreement between the Company and a Holder with respect to an Option.

   2.23 "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

   2.24 "PLAN" means The Greenbrier Companies, Inc. Stock Incentive Plan,--2000 as set forth herein and as may be hereafter amended from time to time.

   2.25 "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

   2.26 "RESTRICTED STOCK Award" means an Award described in Article 8 of the Plan.

   2.27 "RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

   2.28 "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power. For purposes of this Plan, the term "Subsidiary" shall also include a limited liability company or other entity in which the Company directly or indirectly controls 50 percent or more of the total combined voting power or interest in profits and losses, provided, that for determining eligibility to receive Incentive Stock Options, the term "Subsidiary" shall be limited to the term "subsidiary corporation" as defined in Section 424(f) of the Code.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall be effective as of April 6, 1999; the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. No further Awards may be granted under the Plan after April 5, 2009. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

    4.01 COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall be: (a) appointed by the Board and (b) constituted so as to permit the Plan to comply with Rule 16b-3. Except as provided in Article IX, no member of the Committee shall be eligible to receive an Award under the Plan, and no person who has received an Award (other than an Award described in Article IX) in the preceding year shall be eligible to serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. If a Committee is not appointed by the Board, the Plan shall be administered by the Board and all references in the Plan to a Committee shall mean and refer to the Board.

    4.02 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine:
(a) which Employees, Directors and Consultants shall receive Awards, (b) the time or times when Awards shall be granted, (c) the type or types of Awards to be granted, and (d) the number of shares of Common Stock which may be issued under each Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any

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agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph 4.02 shall be conclusive.

    4.03 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

    4.04 COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                                 V. ELIGIBILITY

    Under the Plan, Employees, Consultants and Eligible Directors shall be eligible to receive Awards under the Plan; provided, however, that only Employees shall be eligible to receive Incentive Stock Options and only Eligible Directors shall be eligible to receive Eligible Director Options. Members of the Committee shall be eligible to receive Awards only to the extent provided in Paragraph 4.01. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Non-statutory Stock Option, a Restricted Stock Award, or any combination thereof.

                VI. GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

    6.01 DISCRETIONARY AWARDS. The Committee may from time to time grant Options and Restricted Stock Awards to Employees and Consultants.

    6.02 NON-DISCRETIONARY AWARDS. Immediately after the close of each annual stockholder meeting (commencing with the 2000 annual meeting), the Committee shall automatically grant an Eligible Director Option to purchase 2,500 shares of Common Stock to each person then serving as am Eligible Director, including any such person who is elected at such meeting. The exercise price and term of such options shall be the same as provided under Article IX and such options shall become exercisable in accordance with the schedule set forth in Paragraph 9.02.

    6.03 AGGREGATE NUMBER OF SHARES. Subject to Article X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. Shares shall be deemed to have been issued under the
Plan: only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of Awards.

    6.04 STOCK OFFERED. The stock to be offered pursuant to the grant of any Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                  VII. OPTIONS

    7.01 OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date of grant of such Incentive Stock Option.

    7.02 LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

    7.03 SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options shall not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than

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10 percent of the total combined voting power of all classes of stock of the
Company or of any Affiliate, unless (a) at the time such Option is granted the exercise price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option and (b) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

    7.04 SEPARATE STOCK CERTIFICATES. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Non-statutory Stock Option.

    7.05 OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs: (a) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option, (b) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (c) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to: (a) vesting of Options, (b) tax matters (including provisions covering any applicable employee wage withholding requirements), and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

    7.06 EXERCISE PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall be: (a) not less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an Incentive Stock Option and (b) subject to adjustment as provided in
Article X. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

    7.07  TERMINATION OF EMPLOYMENT OR SERVICE.

        (a) In the event the employment or service of a Holder of an Option by the Company or any Affiliate terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

        (b) In the event the employment or service of a Holder of an Option by the Company or any Affiliate terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

        (c) In the event of the death of a Holder of an Option while employed by, or providing service to, the Company or any Affiliate, such Option shall become immediately exercisable in its entirety and may be exercised at any time prior to the expiration date of the Option, but only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

        (d) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Committee may determine.

        (e) To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

    7.08 RIGHTS AS A STOCKHOLDER. The Holder of an Option under the Plan shall have no rights as a stockholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

    7.09 OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation with the result that such employing corporation or entity becomes a Subsidiary.

    7.10 RESTRICTION ON SALE. Unless otherwise determined by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director exercises an Option within six months of the grant of an Option, the shares acquired upon exercise of the Option may not be sold until six months after the date of grant of the Option.

                         VIII. RESTRICTED STOCK AWARDS

    8.01 RESTRICTION PERIOD. At the time a Restricted Stock Award is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph 8.02 or Article X.

    8.02 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that: (a) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (b) the Company shall retain custody of the stock certificate during the Restriction Period, (c) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (d) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Stock dividends issued with respect to Common Stock awarded pursuant to a Restricted Stock Award shall be treated as additional Common Stock covered by the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, Disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to: (a) vesting of Awards,
(b) tax matters (including provisions (i) covering any applicable employee wage withholding requirements and (ii) prohibiting an election by the Holder under
Section 83(b) of the Code), and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. Unless otherwise determined by the Committee, if an officer subject to Section 16 of the 1934 Act or a Director receives a Restricted Stock Award, shares issued pursuant to such Award may not be sold until six months after the shares are issued.

    8.03 EXERCISE PRICE AND PAYMENT. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

    8.04 RESTRICTED STOCK AGREEMENT. At the time any Award is granted under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                         IX. ELIGIBLE DIRECTOR OPTIONS

    9.01 EXERCISE PRICE. The price at which a share of Common Stock may be purchased upon exercise of an Eligible Director Option shall be the Fair Market Value of a share of Common Stock on the date such Eligible Director Option is granted.

    9.02 TERM AND LIMITATIONS ON EXERCISE. Each Eligible Director Option shall have a five-year term from the date of grant, unless earlier terminated as provided in Paragraph 7.07 or Article X. Each Eligible Director Option shall become exercisable at the rate of one-half per year on each of the first two anniversaries of the date of grant, subject to earlier exercise pursuant to
Article X. If a Holder ceases to be a Director for any reason, including death or Disability, the exercise of the Option shall be subject to Paragraph 7.02.

    9.03 GENERAL RULES. Eligible Director Options shall be governed by the provisions of Article VII to the extent such provisions are not inconsistent with this Article IX. Each Eligible Director Option shall be evidenced by an Eligible Director Option Agreement.

                        X. CHANGES IN CAPITAL STRUCTURE

    10.01 ADJUSTMENTS BY COMMITTEE. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Awards. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, so that the Holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any adjustment provided for in this Paragraph 10.01 shall be subject to any required stockholder action. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for Options as provided above in this Paragraph 10.01 or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised Options shall immediately terminate.

    10.02 RESERVED POWERS OF BOARD AND STOCKHOLDERS. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

    10.03 NO ADJUSTMENT FOR CERTAIN ISSUANCES BY COMPANY. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

    10.04  ACCELERATION OF OPTIONS--CHANGE OF CONTROL PROVISIONS.

        (a) In the event of a Change in Control, each outstanding Option shall become immediately exercisable to the full extent theretofore not exercisable. Notwithstanding the foregoing, any Holder shall be entitled to decline the acceleration of all or any of his or her Options, if he or she determines that such acceleration may result in adverse tax consequences to him or her.

        (b) In the event that the Board approves a proposal for: (i) merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) transfer of all or substantially all the assets of the Company; or (iii) the dissolution or liquidation of the Company (each, a "Transaction"), the Committee shall notify in writing Holders of the proposed Transaction (the "Proposal Notice") at least 30 days prior to the effective date of the proposed Transaction. The Committee shall, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Options under the Plan:

           (i) Outstanding Options shall be converted into Options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted Options shall be determined by the Committee and based on the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. If there is no exchange rate in the Transaction, the Committee shall, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as it deems relevant. Such converted Options shall be fully vested.

           (ii) The Committee shall provide a 30-day period prior to the consummation of the Transaction during which outstanding Options may be exercised without any limitation on exercisability, and upon consummation of such Transaction, all unexercised Options shall immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Options, the Proposal Notice shall so state. Holders, by written notice to the Company, may exercise their Options and, in so exercising the Options, may condition such exercise upon, and provide that such exercise shall become effective immediately prior to, the consummation of the Transaction, in which event Holders need not make payment for the Common Stock to be purchased upon exercise of Options until five days after written notice by the Company to the Holders that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each Option, to the extent not previously exercised prior to the consummation of the Transaction, shall terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (A) all outstanding Options not exercised shall continue to be exercisable, to the extent such Options were exercisable prior to the date of the Proposal Notice, and (B) to the extent that any Options not exercised prior to such abandonment shall have become exercisable solely by operation of Sections 10.1 or 10.2 or this
       Section 10.4, such exercisability shall be deemed annulled, and the exercisability provisions otherwise in effect shall be reinstituted, as of the date of such abandonment.

    10.05 RIGHTS ISSUED BY ANOTHER CORPORATION. The Committee may also grant Options or Restricted Stock Awards and sell shares of Common Stock under the Plan having terms, conditions and provisions that vary from those specified in the Plan if, but only if, such awards are granted in substitution for, or in connection with the assumption of, existing Awards and stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

                   XI. AMENDMENT AND TERMINATION OF THE PLAN

    The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder; provided further, that the provisions of
Article IX shall not be amended more than once during any period of six calendar months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder; and provided further, that the Board may not, without approval of the stockholders, amend the Plan to:

  11.01 Increase the maximum number of shares which may be issued on grant or exercise of an Award, except as provided in Article X;

  11.02  Change the price at which an Award may be granted or exercised;

  11.03  Change the class of individuals eligible to receive Awards;

  11.04 Extend the maximum period during which Awards may be granted under the Plan; or

  11.05 Decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                               XII. MISCELLANEOUS

    12.01 NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement or Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

    12.02  NO EMPLOYMENT RIGHTS CONFERRED.  Nothing in the Plan shall:
(a) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (b) interfere in any way with the right of the Company or any Affiliate to terminate the Employee's employment (or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

    12.03 OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

    12.04 NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award granted under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

    12.05 RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

    12.06 RULE 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

    12.07 GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the State of Delaware.

    12.08 HEADINGS. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.

                       THE GREENBRIER COMPANIES, INC.
         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 11, 2000
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
P
R     The undersigned hereby appoints William A. Furman, A. Daniel O'Neal and
O     C. Bruce Ward as proxies, each with full power of substitution,
X     to vote all of the Common Stock that the undersigned is entitled to
Y vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 11, 2000 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:

Election of Directors, Nominees:
                                             (notation/comments)
WILLIAM A. FURMAN
                                             ---------------------------------
ALAN JAMES
                                             ---------------------------------
C. BRUCE WARD
                                             ---------------------------------

                                             ---------------------------------
                                             (If you have written in the above
                                             space, please mark the
                                             corresponding box on the reverse
                                             side of this card.)

                                                              ----------------
                                                              SEE REVERSE SIDE
                                                              ----------------

                      (please sign on reverse side)
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            - PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY -

THE GREENBRIER COMPANIES, INC.

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Tuesday, January 11, 2000.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

                                           Kenneth D. Stephens, SECRETARY

/X/ PLEASE MARK YOUR VOTES                                            2344
    AS IN THIS EXAMPLE.                                               ----

                             FOR ALL NOMINEES AS
                              LISTED ON REVERSE                 WITHHOLD
                             (EXCEPT AS MARKED TO        AUTHORITY TO VOTE FOR
                             THE CONTRARY BELOW).         ALL NOMINEES LISTED.
1.   Election of                   /  /                          /  /
     Directors

For, except vote withheld from the following nominees:

--------------------------------------------------------


                                                    FOR   AGAINST   ABSTAIN

2.   APPROVE ADOPTION OF THE STOCK INCENTIVE        / /     / /       / /
     PLAN -- 2000.

3.   RATIFY APPOINTMENT OF DELOITTE & TOUCHE        / /     / /       / /
     LLP AS THE COMPANY'S INDEPENDENT AUDITORS
     FOR FISCAL 2000.

4.   IN THEIR DISCRETION, UPON SUCH OTHER           / /     / /       / /
     BUSINESS AS MAY PROPERLY COME BEFORE
     THE MEETING, OR AT ANY ADJOURNMENT THEREOF.

The shares represented by this proxy will be voted as directed, but if no specification is made, this proxy will be voted FOR the election of each of the nominees for director, FOR approval of the stock incentive plan - 2000 and FOR approval of Deloitte & Touche LLP as the independent public accountants of the company.

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

                                       DATED:
                                             ---------------------------------

                                       ---------------------------------------

                                       ---------------------------------------
                                       SIGNATURE OR SIGNATURES

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                          - FOLD AND DETACH HERE -


                   PLEASE SIGN, DATE AND RETURN THE PROXY
                   PROMPTLY USING THE ENCLOSED ENVELOPE.